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                                                                     EXHIBIT 5.1

                       [SCHIFF HARDIN & WAITE LETTERHEAD]





                                                     April 21, 2000




NiSource Inc.                                        New NiSource Inc.
801 East 86th Avenue                                 801 East 86th Avenue
Merrillville, Indiana 46410                          Merrillville, Indiana 46410

                  RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

                  We have acted as counsel to NiSource Inc., an Indiana corporation ("NiSource"), and New NiSource Inc., a Delaware corporation ("New NiSource"), in connection with their filing of a Registration Statement on Form S-4 and Amendment No. 1 thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the following securities that may be issued pursuant to the Agreement and Plan of Merger dated as of February 27, 2000, as amended and restated as of March 31, 2000, among NiSource, Columbia Energy Group ("Columbia"), New NiSource, Parent Acquisition Corp., Company Acquisition Corp. and NiSource Finance Corp. (the "Merger Agreement"): (i) Common Shares of New NiSource, $.01 par value, including related Share Purchase Rights (the "New NiSource Common Shares"); (ii) Share Purchase Contracts of New NiSource (the "New NiSource Share Purchase Contracts"); (iii) Debt Securities of New NiSource (the "New NiSource Debt Securities"); (iv) New NiSource Share Purchase Units, consisting of the New NiSource Share Purchase Contracts and the New NiSource Debt Securities or U.S. Treasury securities; (v) Share Purchase Contracts of NiSource (the "NiSource Share Purchase Contracts"); (vi) Debt Securities of NiSource (the "NiSource Debt Securities"); (vii) NiSource Share Purchase Units, consisting of the NiSource Share Purchase Contracts and the NiSource Debt Securities or U.S. Treasury securities; and (viii) Common Shares of NiSource, without par value, including related Share Purchase Rights (the "NiSource Common Shares").



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NiSource, Inc. and New NiSource Inc.
April 21, 2000
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                  In connection with our opinion, we have examined the
Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

                  On the basis of such examination, we are of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act and any applicable state securities or Blue Sky laws have been complied with:

                  1. The New NiSource Share Purchase Contracts will be valid and legally binding obligations of New NiSource, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Purchase Contract Agreement between New NiSource and The Chase Manhattan Bank, as purchase contract agent, has been duly executed and delivered; (ii) the merger of Company Acquisition Corp. into Columbia has been consummated as provided in the Merger Agreement; and (iii) the New NiSource Share Purchase Contracts have been duly executed and delivered as required by the Merger Agreement and contemplated by the Registration Statement.

                  2. The New NiSource Common Shares that are to be issued in exchange for Columbia common shares as provided in the Merger Agreement have been duly authorized and will be validly issued, fully paid, and nonassessable at such time as: (i) the Share Purchase Rights Agreement between New NiSource and the rights agent, with respect to the Share Purchase Rights included in the New NiSource Common Shares, has been duly executed and delivered; (ii) the merger of Company Acquisition Corp. into Columbia has been consummated as provided in the Merger Agreement; and (iii) the New NiSource Common Shares have been duly issued pursuant to elections by Columbia shareholders as contemplated by the Merger Agreement.

                  3. The New NiSource Common Shares that are to be issued in exchange for NiSource common shares as provided in the Merger Agreement have been duly authorized and will be validly issued, fully paid, and nonassessable at such time as: (i) the Share Purchase Rights Agreement between New NiSource and the rights agent, with respect to the Share Purchase Rights included in the New NiSource Common Shares, has been duly executed and delivered; and (ii) the merger of Parent



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NiSource, Inc. and New NiSource Inc.
April 21, 2000
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Acquisition Corp. into NiSource has been consummated as provided in the Merger
Agreement.


                  4. The New NiSource Common Shares that are to be issued on settlement of the New NiSource Share Purchase Contracts have been duly authorized and will be validly issued, fully paid and nonassessable at such time as: (i) the merger of Company Acquisition Corp. into Columbia has been consummated as provided in the Merger Agreement; (ii) the Purchase Contract Agreement between New NiSource and The Chase Manhattan Bank, as purchase contract agent, has been duly executed and delivered; (iii) the New NiSource Share Purchase Contracts have been duly executed and delivered as required by the Merger Agreement and contemplated by the Registration Statement; (iv) the Share Purchase Rights Agreement between New NiSource and the rights agent, with respect to the Share Purchase Rights included in the New NiSource Common Shares, has been duly executed and delivered; and (v) the New NiSource Share Purchase Contracts are settled in accordance with their terms, as contemplated by the Registration Statement.


                  5. The New NiSource Debt Securities will be valid and legally binding obligations of New NiSource, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles at such time as: (i) the indenture, and the supplemental indenture, each between New NiSource and The Chase Manhattan Bank, as trustee, that are described in the Registration Statement (together, the "New NiSource Indenture") have been duly executed and delivered; (ii) the merger of Company Acquisition Corp. into Columbia has been consummated as provided in the Merger Agreement; and (iii) the New NiSource Debt Securities have been duly executed and authenticated in accordance with the New NiSource Indenture.

                  6. The New NiSource Share Purchase Units will be valid and legally binding obligations of New NiSource, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, at such time as the conditions set forth in paragraphs 1 and 5 of this opinion have been satisfied.

                  7. The NiSource Share Purchase Contracts will be valid and legally binding obligations of NiSource, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Purchase Contract Agreement between NiSource and The Chase Manhattan Bank, as purchase contract agent, has been duly executed and delivered; (ii) the merger of Company Acquisition Corp. into Columbia has been consummated pursuant to the alternative structure described in Section 2.4 of the Merger Agreement; and (iii) the



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NiSource, Inc. and New NiSource Inc.
April 21, 2000
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NiSource Share Purchase Contracts have been duly executed and delivered as required by the Merger Agreement and contemplated by the Registration Statement.

                  8. The NiSource Common Shares that are to be issued on settlement of the NiSource Share Purchase Contracts have been duly authorized and will be validly issued, fully paid and nonassessable at such time as: (i) the merger of Company Acquisition Corp. into Columbia has been consummated pursuant to the alternative structure described in Section 2.4 of the Merger Agreement; (ii) the Purchase Contract Agreement between NiSource and The Chase Manhattan Bank, as purchase contract agent, has been duly executed and delivered; (iii) the NiSource Share Purchase Contracts have been duly executed and delivered as required by the Merger Agreement and contemplated by the Registration Statement; and (iv) the NiSource Share Purchase Contracts are settled in accordance with their terms, as contemplated by the Registration Statement.

                  9. The NiSource Debt Securities will be valid and legally binding obligations of NiSource, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles at such time as: (i) the indenture, and the supplemental indenture, each between NiSource and The Chase Manhattan Bank, as trustee, that are described in the Registration Statement (together, the "NiSource Indenture") have been duly executed and delivered; (ii) the merger of Company Acquisition Corp. into Columbia has been consummated pursuant to the alternative structure described in
Section 2.4 of the Merger Agreement; and (iii) the NiSource Debt Securities have been duly executed and authenticated in accordance with the NiSource Indenture.

                  10. The NiSource Share Purchase Units will be valid and legally binding obligations of New NiSource, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, at such time as the conditions set forth in paragraphs 7 and 9 of this opinion have been satisfied.

                  We express opinions herein with respect to the applicability of the Delaware General Corporation Law, the Indiana Business Corporation Law, the laws of the State of New York generally applicable to commercial and financial matters and the United States federal laws, and we express no opinion as to any other laws or the laws of any other jurisdiction.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus contained in the Registration Statement.



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NiSource, Inc. and New NiSource Inc.
April 21, 2000
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                                       Very truly yours,

                                       SCHIFF HARDIN & WAITE


                                       By: /s/ Frederick L. Hartmann
                                          --------------------------------------
                                          Frederick L. Hartmann

FLH/